UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio		43615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

Item 9. Regulation FD Disclosure.

     Dana Corporation announced today that progress is being made in negotiations for the sale of its automotive aftermarket business. Dana had announced plans to sell this business in December 2003. The business, which produces and markets replacement products (including brakes, filters and a variety of under-vehicle components), reported sales of approximately $2.2 billion in 2002.

     Dana indicated that further announcements regarding the sale will be made when appropriate.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: June 30, 2004	By:	/s/ Michael L. DeBacker

	Name:	Michael L. DeBacker
	Title:	Vice President, General Counsel
and Secretary

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